Exhibit 99.1

Jupiter Wellness Announces Multi-Year Extension of

Endorsement Agreement with Pro Golfer Ernie Els

Pro Golf Hall of Fame Legend Extends Endorsment of CaniSun Suncare Products

JUPITER, FL / ACCESSWIRE / September 8, 2021 / Jupiter Wellness, Inc. (NASDAQ:JUPW), a developer of enhanced skin care therapeutics, sunscreens and treatments focused on the endocannabinoid system today announced a multi-year extension of its endorsement agreement with PGA Golf Legend Ernie Els. Els, known as The Big Easy will help promote the Company’s patent pending Canisun Suncare Product Line for two additional years. The Canisun product line offers the highest quality suncare products infused with CBD.

Pursuant to the agreement, the Company will extend its agreement with renowned golfer Ernie Els who will act as a brand ambassador of the Company’s unique, one-of-a-kind Suncare products. The campaign is seen as a Canisun partnering with one of the best and well liked athletes in the sport of golf. The campaign focuses on providing premium suncare protection for everyone from elite athletes like Ernie Els to the everyday weekend warrior.

“We could not have asked for a more perfect fit in terms of finding a partner than Ernie Els to support our suncare line” said Jupiter Wellness CEO Brian John. “Ernie Els is a household name that is synonymous with achievement and excellence. Ernie Els is a dynamic and athlete, capturing the support and admiration of fans Worldwide. We are both honored and humbled that Ernie chose to re-up his support our products, and we look forward to a long and fruitful relationship.”

“Because I spend so much time in the sun, I always hit the golf course with Cansiun. I’m constantly looking for the most effective products and Cansiun consistently works well for me, so it’s my first choice”. “I’ve been using CaniSun sunscreen and I love the product. This is an easy endorsement for someone who is in the sun as much as I am. Extending the relationship made sense,” Els stated.

The Els name also has a global reach beyond golf. Business ventures, and charitable work through multiple organizations including The Els for Autism Foundation and The Ernie Els & Fancourt Foundation of South Africa, which provides educational and golfing opportunities to underprivileged youth, define the quality of his legacy and reputation. He’s a former World No. 1 and has 73 professional career victories to his name, with four Major Championships and two World Golf Championships. His success has earned him numerous awards and achievements. He has received numerous awards for charitable endeavors, including being named one of the Top Five Most Positive Athletes in the World by the United Nations NGO Voting Academy and receiving the Heisman Humanitarian Award 2017 in recognition of his work in autism.

To learn more about Ernie Els visit www.ErnieEls.com

Twitter: @TheBig_Easy

Instagram: @ErnieElsGolf.

About Jupiter Wellness

Jupiter Wellness, Inc. (NASDAQ:JUPW) is a leading developer of skin care therapeutics and treatments. The Company’s product pipeline of enhanced skin care therapeutics focuses on the endocannabinoid system to address indications including eczema, burns, herpes cold sores, and skin cancer. Jupiter generates revenue from a growing line of proprietary over-the-counter skincare products including its CaniSun™ sunscreen and other wellness brands sold through www.cbdcaring.com.

For additional information, please visit www.JupiterWellness.com. The Company’s public filings can be found at www.Sec.gov.

Safe Harbor Statement

To the extent any statements contained in this presentation of Jupiter Wellness, Inc. (the “Company”) contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and the information that are based upon beliefs of, and information currently available to, the company’s management as well as estimates and assumptions made by the company’s management. These statements can be identified by the fact that they do not relate strictly to historic or current facts. When used in this presentation the words “estimate,” “expect,” intend,” believe,” plan,” “anticipate,” “projected” and other words or the negative of these terms and similar expressions as they relate to the company or the company’s management identify forward-looking statements. Such statements reflect the current view of the company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the company’s industry, its operations and results of operations and any businesses that may be acquired by the company. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the company believes that the expectations reflected in the forward-looking statements are reasonable, the company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Investor & Public Relations Contact Info

Phone: 561-244-7100

Email: info@JupiterWellness.com